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Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 10, 1995, which appears on page 24 of the 1994 Annual Report to Shareholders of Computer Task Group, Incorporated, which is incorporated by reference in Computer Task Group, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of such Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE LLP
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    PRICE WATERHOUSE LLP


Buffalo, New York
July 21, 1995





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